Exhibit 99.1

Staffing 360 Solutions Reports Third Quarter
and Nine-Month 2023 Financial Results

NEW YORK, January 10, 2024 - Staffing 360 Solutions, Inc. (Nasdaq: STAF) (“Staffing 360 Solutions” or the “Company”), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today reported financial results for the 2023 third quarter and nine-month period ended September 30, 2023.

Third Quarter 2023 Overview

●	Revenue declined by 4.0% (a decline of 5.5% in constant currency) to $63.5 million, compared with $66.1 million for the prior year period, resulting primarily from market softening in the current economic environment.
●	Gross profit was $9.4 million, compared with $12.3 million for the prior-year period.
●	Operating loss was $2.3 million, compared with an operating profit of $496,000 for the prior-year period.
●	Net loss totaled $4.3 million, compared with a net profit of $1.0 million for the prior-year period.
●	Diluted loss per share loss was $0.98, compared with a diluted profit per share of $0.43 in the prior-year period.
●	EBITDA loss was $1.7 million, compared with an EBITDA profit of $3.0 million for the prior-year period.
●	Adjusted EBITDA, a non-GAAP measure, was $190,000, compared with $4.9 million in the prior-year period.

Nine-Month 2023 Overview

●	Revenue increased by 7.8% (an increase of 8.0% in constant currency) to $188.7 million, compared with $175.1 million for the prior-year period, resulting primarily from the Company’s acquisition of Headway Workforce Solutions in 2022.
●	Gross profit was $27.7 million, compared with $31.4 million for the prior-year period.
●	Operating loss was $5.3 million, compared with an operating loss of $1.2 million for the prior-year period.
●	Net loss totaled $10.0 million, compared with a net loss of $3.6 million for the prior-year period.
●	Diluted loss per share loss was $2.63, compared with a diluted loss per share loss of $1.80 in the prior-year period.
●	EBITDA loss was $3.1 million, compared with an EBITDA profit of $1.7 million for the prior-year period.
●	Adjusted EBITDA, a non-GAAP measure, was $2.1 million, compared with $5.3 million in the prior-year period.

Non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial results. The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures are included in the tables below.

“Our third quarter results reflect the continued uncertainty that has been characteristic of the employment sector, with clients remaining cautious about their hiring needs and the economy,” said Brendan Flood, Chairman, CEO and President. “As a result, we are facing many of the same challenges as other staffing firms, especially in the area of light industrial. At the same time, workers compensation costs and a weaker permanent placement/direct hire market have contributed to softer margins.”

Outlook

Although industry conditions remain uncertain and are subject to change, the Company currently estimates revenues in excess of $250 million for the 2023 fiscal year.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on the Nasdaq Capital Market and to regain and maintain compliance with the rules of the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 endemic and its ongoing effects on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Roger Pondel or Laurie Berman

PondelWilkinson Inc.

310-279-5980

pwinvestor@pondel.com

(financial tables follow)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share, per share and par values)

	As of	As of
	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$681	$1,992
Accounts receivable, net	25,222	23,628
Prepaid expenses and other current assets	1,774	1,762
Total Current Assets	27,677	27,382

Property and equipment, net	1,296	1,230
Goodwill	19,891	19,891
Intangible assets, net	15,404	17,385
Other assets	8,018	6,701
Right of use asset	8,269	9,070
Total Assets	$80,555	$81,659
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$19,146	$16,526
Accrued expenses - related party	227	218
Current portion of debt	-	249
Accounts receivable financing	15,937	18,268
Leases - current liabilities	1,297	1,188
Earnout liabilites	7,489	7,489
Other current liabilities	2,610	2,639
Total Current Liabilities	46,706	46,577

Long-term debt	9,740	8,661
Redeemable Series H preferred stock, net	7,520	8,393
Leases - non current	7,807	8,640
Other long-term liabilities	248	180
Total Liabilities	72,021	72,451

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Series J Preferred Stock, 40,000 designated, $0.00001 par value, 0 and 0 shares issued and outstanding as of July 1, 2023 and January 1, 2022, respectively
Common stock, $0.00001 par value, 200,000,000 shares authorized; 4,811,020 and 2,629,199 shares issued and outstanding, as of July 1, 2023 and December 31, 2022, respectively	1	1
Additional paid in capital	120,896	111,586
Accumulated other comprehensive loss	(1,359)	(2,219)
Accumulated deficit	(111,004)	(101,015)
Total Stockholders’ Equity	8,534	8,353
Total Liabilities and Stockholders’ Equity	$80,555	$80,804

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share, per share and per share values)

(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$63,467	$66,120	$188,650	$175,066

Cost of Revenue, excluding depreciation and amortization stated below	54,095	53,795	160,929	143,709

Gross Profit	9,372	12,325	27,721	31,357

Operating Expenses:
Selling, general and administrative expenses	10,837	11,043	30,720	30,416
Depreciation and amortization	882	787	2,308	2,140
Total Operating Expenses	11,719	11,829	33,028	32,556

Loss From Operations	(2,347)	496	(5,307)	(1,199)

Other Expenses:
Interest expense	(1,530)	(891)	(4,229)	(2,512)
Amortization of debt discount and deferred financing costs	(120)	(236)	(322)	(518)
Other loss, net	(237)	717	(63)	738
Total Other Expenses, net	(1,887)	599	(4,615)	(2,292)

Loss Before Benefit from Income Tax	(4,234)	1,094	(9,922)	(3,491)

Provision from Income taxes	(22)	(62)	(67)	(65)

Net Loss	(4,256)	1,032	(9,989)	(3,556)

Net Loss - Basic and Diluted	$(0.98)	$0.43	$(2.63)	$(1.80)

Weighted Average Shares Outstanding – Basic and Diluted	4,349,587	2,401,961	3,800,371	1,980,398

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(UNAUDITED)

	September 30, 2023	October 1, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(9,989)	$(3,556)
Adjustments to reconcile net loss income to net cash used in operating activities:
Depreciation and amortization	2,308	2,140
Amortization of debt discount and deferred financing costs	322	518
Bad debt expense	21	(302)
Right of use assets depreciation	973	1,066
Stock based compensation	1,167	325
Changes in operating assets and liabilities:
Accounts receivable	(6,611)	(6,114)
Prepaid expenses and other current assets	(12)	(1,854)
Other assets	(2,167)	(944)
Accounts payable and accrued expenses	2,462	(1,083)
Accounts payable, related party	-	125
Other current liabilities	79	357
Other long-term liabilities and other	721	1,041
NET CASH USED IN OPERATING ACTIVITIES	(10,726)	(8,281)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(328)	(719)
Acquisition of business, net of cash acquired	—	1,395
Collection of UK factoring facility deferred purchase price	5,046	5,282
NET CASH PROVIDED BY INVESTING ACTIVITIES	4,718	5,958

CASH FLOWS FROM FINANCING ACTIVITIES:
Third party financing costs	(653)	(554)
Proceeds from term loan - Related party	2,000	67
Repayment of term loan	(1,156)	(379)
Repayments on accounts receivable financing, net	(2,239)	(3,345)
Warrant Inducement, net	2,292	(160)
Proceeds from sale of common stock	4,433	4,013
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,677	(358)

NET DECREASE IN CASH	(1,331)	(2,681)

Effect of exchange rates on cash	19	(123)

Cash - Beginning of period	1,992	4,558

Cash - End of period	$681	$1,754

Use of Non-GAAP Financial Measures

Staffing 360 Solutions provides Adjusted EBITDA, a non-generally accepted accounting principal (“GAAP”) financial measure, because it believes it offers to investors additional information for monitoring its profit and cash flow generation. Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) attributable to common stock before interest expense, benefit from income taxes, depreciation and amortization, acquisition, capital raising and other non-recurring expenses, other non-cash charges, impairment of goodwill, re-measurement gain on intercompany note, restructuring charges, other income, and charges the Company considers to be non-recurring in nature such as legal expenses associated with litigation, professional fees associated potential and completed acquisition. Adjusted EBITDA is not intended to replace EBITDA other measures of financial performance reported in accordance with GAAP.

	Three Months Ended		Nine Months Ended		Trailing Twelve Months
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net (loss) income	$(4,256)	$1,032	$(9,989)	$(3,556)	$(23,427)	$(10,200)

Interest expense	1,530	891	4,229	2,512	5,598	3,301
Expense (benefit) from income taxes	22	62	67	65	(220)	(392)
Depreciation and amortization	1,002	1,023	2,630	2,658	3,566	3,289
EBITDA	$(1,702)	$3,008	$(3,062)	$1,679	$(14,482)	$(4,073)

Acquisition, capital raising and other non-recurring expenses (1)	1,730	1,399	5,053	2,587	7,724	4,847
Other non-cash charges (2)	59	(16)	133	-	949	253
Impairment of Goodwill	-	-	-	-	10,000	3,104
Re-measurement gain on intercompany note	-	566	-	1,009	-	-
Other loss (income)	103	(79)	(63)	(21)	(51)	(412)
Adjusted EBITDA	$190	$4,878	$2,061	$5,254	$4,140	$3,719

Adjusted Gross Profit					$39,133	$35,866

Adjusted EBITDA as percentage of Adjusted Gross Profit					10.6%	10.4%

(1)	Acquisition, capital raising, and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, and legal expenses incurred in relation to matters outside the ordinary course of business.

(2)	Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.